EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated January 9, 2009, accompanying the fiscal 2008 consolidated financial statements and schedule included in this Annual Report of Irvine Sensors Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of Irvine Sensors Corporation on Forms S-8 (Nos. 2-85501, 333-72201, 333-94071, 333-68846, 333-73894, 333-76756, 333-102284, 333-105066, 333-115283, 333-124868, 333-140785, 333-148692, 333-157388 and 333-159241).
/s/ Grant Thornton LLP
Irvine, California
December 21, 2009